Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated August 11, 2006, except for the second paragraph of Note 11, as to which the date is October 17, 2006, relating to the financial statements of Hansen Medical, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
October 27, 2006